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                                                                    EXHIBIT 99.1

SKYWORKS MEDIA RELATIONS:                         SKYWORKS INVESTOR RELATIONS:
Lisa Briggs                                       Thomas Schiller
(949) 231-4553                                    (949) 231-4700

                        SKYWORKS TO OFFER $160 MILLION OF
                         CONVERTIBLE SUBORDINATED NOTES


WOBURN, MASS., NOV. 5, 2002 - Skyworks Solutions, Inc. (Nasdaq: SWKS) today announced that it intends to issue $160 million aggregate principal amount of its convertible subordinated notes due 2007 in a private placement, subject to market and certain other conditions.

     The notes will be sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act. The notes are unsecured subordinated obligations, convertible into Skyworks common stock at the option of the holder at a price to be determined and, if not converted, will be due in November 2007.

     Skyworks has granted the initial purchaser of the notes a 30-day option to purchase an additional $30 million principal amount of the notes. The placement of the notes is expected to close in November 2002.

     Approximately $120 million of the net proceeds of the offering will be used to prepay, in part, amounts outstanding under Skyworks' financing agreement with Conexant Systems, Inc. (Nasdaq: CNXT), and the balance will be used by Skyworks for working capital purposes.

     This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The securities to be offered will not be registered under the Securities Act or applicable state securities laws, and will not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities law.

                                     -more-


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ABOUT SKYWORKS

     Skyworks is the industry's leading wireless semiconductor company focused on RF and complete cellular system solutions for mobile communications applications. The company began operations in June 2002, following the completion of the merger between Alpha Industries, Inc. and Conexant Systems, Inc.'s wireless communications business. Skyworks is focused on providing front-end modules, RF subsystems and cellular systems to wireless handset and infrastructure customers worldwide.

     Skyworks has headquarters in Woburn and has executive offices in Newport Beach, Calif. The company has design, engineering, manufacturing, marketing, sales and service facilities throughout North America, Europe, Japan and Asia Pacific. For more information visit www.skyworksinc.com.

SAFE HARBOR STATEMENT

     This news release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results of Skyworks, the closing of the offering of the notes, including the date thereof, the company's use of the net proceeds from the offering, and other statements regarding matters that are not historical facts. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, and may affect the company's future operating results, financial position and ability to finance outstanding indebtedness.

     These risks and uncertainties include, but are not limited to: maintaining consistent and reliable sources of energy supplying those regions where we operate manufacturing facilities; global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by the company's and its customers' products; demand for and market acceptance of new and existing products; the ability to develop, manufacture and market innovative products in a rapidly changing technological environment; the ability to compete with products and prices in an intensely competitive industry; product obsolescence; losses or curtailments of purchases from key customers or the timing of customer inventory adjustments; the timing of new product introductions; the availability and extent of utilization of raw materials, critical manufacturing equipment and manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; the ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; the ability to attract and retain qualified personnel; labor relations of the company, its customers and suppliers; economic, social and political conditions in the countries in which Skyworks, its customers or its suppliers operate, including security risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; maintaining a consistent and reliable source of energy; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company's Securities and Exchange Commission filings.

     These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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